UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 8-K CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report: June 1, 2007 (Date of earliest event reported)
EL PALENQUE VIVERO, INC. (Exact name of registrant as specified in its charter)

NV (State or other jurisdiction of incorporation)	333-138927 (Commission File Number)	20-5277531 (IRS Employer Identification Number)

Privada de Tabaso #27 Colonia Maravillas, Cuernavaca, Morelos Mexico (Address of principal executive offices)		62320 (Zip Code)
305-394-9730 (Registrant's telephone number, including area code)

Not Applicable (Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 - Other Events

Item 8.01 Other Events.

On November 22, 2006, the Company filed its initial public offering on Form SB-2 with the Securities and Exchange Commission, registering an aggregate of 1,825,000 shares of its common stock for sale. That offering was declared effective December 11, 2006. Since that date, the Company has sold 1,125,000, raising a total of $45,000. The Company closed its offering on June 1, 2007 and will not sell any of the unsold shares registered under the SB2.

Dated: June 7, 2007	EL PALENQUE VIVERO, INC. By: /s/ Francisco Mendez Francisco Mendez, President, Principal Executive Officer and Principal Financial Officer